Exhibit 4.2

DIVERSIFIED SECURITY SOLUTIONS, INC.

2002 STOCK OPTION PLAN

1. Purpose of Plan. This 2002 Stock Option Plan (the ‘Plan’) is designed to assist Diversified Security Solutions, Inc. (the ‘Company’) in attracting and retaining the services of employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

2. Legal Compliance. It is the intent of the Plan that all options granted under it shall be either ‘Incentive Stock Options’ (‘ISOs’), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the ‘Code’), or non-qualified stock options (‘NQOs’); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (‘Rule 16b-3’). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

‘Board’ means the Board of Directors of the Company.

‘Code’ means the Internal Revenue Code of 1986, as the same may from time to time be amended.

‘Committee’ means the committee referred to in Section 5 hereof.

‘Common Stock’ means the Common Stock of the Company, par value $.0l per share.

‘Designated Beneficiary’ means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

‘Fair Market Value’ means the closing price of the Common Stock on the American Stock Exchange on the date immediately proceeding the date of grant(the ‘Closing Price’) or if the Common Stock is no longer traded on the American Stock Exchange, the Closing Price on Nasdaq or any other automated quotation system, or if the Common Stock shall not be included in any automated quotation system, as determined by the Committee or the Board in good faith based on all relevant factors.

‘Non-Employee Directors’ means a director who is not currently an officer of or employed by the Company or any of its majority-owned subsidiaries.

‘Stock Options’ means any stock options granted to an optionee under the Plan.

‘Stock Option Agreement’ means a stock option agreement entered into pursuant to the Plan.

4. Stock Options: Stock Subject to Plan.

The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 230,000 shares, subject to adjustment as provided in Section 9 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new option grants.

5. Administration.

(a) The Plan shall be administered by the Compensation Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the ‘Committee.’ The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

(b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

(i) prescribe, amend and rescind rules and regulations relating to the Plan;

(ii) interpret the Plan and the respective Stock Options; and

(iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

(c) The provisions of this Section 5 shall survive any termination of the Plan.

6. Grants of Options.

(a) Employees, employee directors, Non-Employee Directors, Employees of the Company or any of its subsidiaries shall be eligible to be selected by the Committee to receive stock option grants.

(b) Subject to the provisions of the Plan, the Committee shall determine and designate the persons to whom grants will be made, the number of Stock Options to be granted and the terms and conditions of each grant.

7. Terms and Exercise of Stock Option.

(a) Unless otherwise determined by the Committee, each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the ‘termination date’ of the option.

(b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any Stock Option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the Stock Option unless otherwise provided in the Stock Option Agreement.

(c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option provided such shares have been owned by the optionee for at least six months prior to exercise or were not acquired, directly or indirectly, from the Company, or (ii) instruct a broker to notify the Company of optionee’s exercise and sell stock to cover the exercise price and tax withholding. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 8(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

(d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withhold ing tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

8. Other Stock Option Conditions.

(a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

(b) Unless otherwise determined by the Committee, in the event of the termination of an optionee’s employment by the Company at any time for any reason (excluding disability or death), the portion of his or her Stock Option which is exercisable at the date of termination of employment and all rights thereunder shall terminate on the date of termination of the optionee’s relationship with the Company, except that the optionee shall have the right to exercise his or her Stock Option (to the extent that the optionee was entitled to exercise it as of the date of termination), within three (3) months of the date of termination, but in no event later than the termination date of his or her Stock Option; provided, however, if the optionee is terminated for cause, the Stock Option shall terminate on the date of termination of employment. The Committee or the Board, may determine, in their sole discretion, whether the date of termination will be based on the last day the optionee performed services for the Company rather than the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), the portion of his or her Stock Option which is exercisable at the date of disability and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment — but in no event later than the termination date of his Stock Option.

(c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, the portion of his or her Stock Option which is exercisable at the date of death may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but notlater than the termination date of his or her Stock Option.

(d) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

(e) Notwithstanding anything to the contrary herein, in the event a Non-Employee Director has served his full term, his Stock Options that are exercisable shall be exercisable until the termination date of his Stock Option. If a Non-Employee Director shall die while serving on the Board, the portion of his Stock Option which is exercisable at the date of death may be exercised by his designated beneficiary or beneficiaries (or, a person who has been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option. Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

(f) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

9. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, liquidation, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee or the Board, whose determination shall be binding and conclusive.

10. Amendment and Termination.

(a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after May 9,2012. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9); (ii) permit the grant of options to anyone other than the officers, employee directors, Non-Employee

Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 9); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 8(c) of the Plan),terminate such optionee’s Stock Option or adversely affect such optionee’s rights thereunder.

(b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (each of the foregoing a ‘Change of Control Event’), the Company may (i)accelerate the vesting schedule in such manner as the Company may decide in its sole discretion, or (ii) give written notice to the holder of any Stock Option that the portion of his or her Stock Option which is exercisable on the date of the notice may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such Change of Control Event shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period. Alternatively, outstanding Stock Options under the Plan may be assumed or converted to similar options in any surviving or acquiring entity, but, if the surviving or acquiring entity shall refuse to assume, or convert, said Stock Options, they shall be terminated if not exercised according to the requirements set forth above.

11. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date immediately preceding the date on which the Stock Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date immediately preceding the date on which the NQO is granted, as determined by the Committee.

12. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee’s ISOs, together with incentive stock options granted under any other plan of the Company are exercisable for the first time by such optionee  during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

13. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person’s related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

14. Effective Date of the Plan; Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 2002.

15. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

16. Government Regulations, Registrations and Listing of Stock.

(a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company’s obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

(b) The Company may in its discretion require, whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the ‘Act’) is then in effect with respect to shares issuable upon exercise of any Stock Option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company’s satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Actor any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such Stock Option; the Company may place upon any stock certificate appropriate legends referring to there strictions on disposition under the Act.

(c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or Nasdaq, the Company shall not be required to issue a certificate for such shares upon the exercise of any Stock Option, or to list the shares so issuable on such national securities exchange or Nasdaq.

STOCK OPTION AGREEMENT

(Non-Employee Director)

Henry Bros. Electronics, Inc., a Delaware corporation (“Company”), as of                   hereby grants to                                           (“Optionee”), having an address at to provide an incentive to                   contribute to the further growth of the Company, an option (“Option”) to purchase all or part of an aggregate of             shares (“Shares”) of the Company’s Common Stock, par value $.01 per share (“Common Stock”), on the terms and conditions hereinafter set forth:

1.                                       Purchase Price.        The purchase price for the Shares shall be         per Share, said price being the fair market value for the Common Stock of the Company on the date immediately prior to the date the Option was granted, subject to adjustment as provided in Section 5 below.

2.                                      Term of Option; Exercise.

(a)                                  The Option shall terminate on                        , unless earlier terminated in accordance with the terms hereof.  The Option shall be exercisable in whole or in part, as determined by the Optionee, in accordance with paragraph (b) of this Section.

(b)                                 The Option is fully exercisable as of the date hereof.  The Option or appropriate portion thereof shall be exercised by fifteen (15) days’ written notice to the Secretary or Treasurer of the Company at its then principal office.  The notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares, provided, however, that Optionee at his or her discretion may, in lieu of cash payment to the Company, (i) deliver Common Stock of the Company already owned by Optionee free and clear of any lien thereof or affecting title thereto, valued at fair market value on the date of delivery, as payment of the purchase price for such Shares provided such delivered shares have been held by Optionee for at least six months prior to exercise, or were not acquired directly or indirectly from the Company or (ii) instruct a broker to notify the Company of the Optionee’s exercise and sell stock to cover the exercise price and tax withholding.

(c)                                  The purchase price shall be payable in United States dollars, and may be paid in cash or by certified check on a United States bank or by other means acceptable to the Company including, but not limited to, those listed herein.  In no event shall the Company be required to issue any Shares (i) until counsel for the Company determines that the Company has complied with all applicable securities or other laws and/or all requirements of any national securities exchange or Nasdaq on which the Common Stock may then be listed, and (ii) unless Optionee reimburses the Company for any tax withholding required and supplies the Company with such information and data as the Company may deem necessary.

(d)                                 As used herein, the term “fair market value” shall mean the last sale price of the Common Stock on the American Stock Exchange (the “AMEX”) on the last day on which the Company’s shares of Common Stock were traded immediately preceding (i) the date of delivery, in the case of delivery of Common Stock already owned by the Optionee as payment for the exercise of the Option, or (ii) the date the stock certificate(s) evidencing the Shares as to which the Option is being exercised is received by the Company, in the case of Optionee’s request that the Company withhold, from the number of Shares obtained upon the exercise of the Option, that number of Shares having an aggregate fair market value equal to the purchase price for the number of Shares as to which the Option is being exercised. The “last sale price” shall be that reported by the AMEX or AMEX’s successor, or if not reported on AMEX, the fair market value of such Common Stock as determined by the Company’s Compensation Committee or Board of Directors in good faith based on all relevant factors.

(e)                                  Optionee shall not, by virtue of the granting of the Option, be entitled to any rights of a shareholder in the Company and shall not be considered a record holder of any Shares purchased by him until the date on which he shall actually be recorded as the holder of such Shares upon the stock records of the Company. The Company shall not be required to issue any fractional Shares upon exercise of the Option and shall not be required to pay to the Optionee the cash equivalent of any fractional Share interest.

3.                                       Restrictions on Transfer.

(a)                                  No Option shall be transferred by the Optionee otherwise than by will or by the laws of decent and distribution.  During the lifetime of the Optionee, the Option or appropriate portion thereof shall be exercisable only by Optionee or by Optionee’s legal representative.

(b)                                 In the event that the Optionee ceases to serve as a member of the Board of Directors of the Company (the “Board”) at any time for any reason (excluding death), the Option and all rights shall be exercisable by the Optionee at any time within three (3) months thereafter, but in no event later than the termination date of his or her Option; provided, however, and notwithstanding anything to the contrary herein, in the event Optionee has served his full term on the Board of the Directors, the Option shall be exercisable by Optionee until the termination date of the Option.

(c)                                  If the Optionee shall die while serving as a Director of the Company, the Option may be exercised by Optionee’s designated beneficiary or beneficiaries (or if none have been effectively designated, by Optionee’s executor, administrator or the person to whom Optionee’s rights under the Option shall pass by Optionee’s will or by the laws of descent and distribution) at any time within one year after the Optionee’s death, but not later than the termination date of the Option.

4.                                      Securities Act Matters.

(a)                                  Optionee shall not at any time transfer or dispose of any Shares except pursuant to either (i) a registration statement under the Act which registration statement has become effective as to the Shares being sold or (ii) a specific exemption from registration under the Act, but only after Optionee has first obtained either a “no-action” letter from the SEC, following full and adequate disclosure of all facts relating to such proposed transfer, or a favorable opinion from and acceptable to counsel to the Company that the proposed transfer or other disposition complies with and is not in violation of the Act or any applicable state “blue sky” or securities laws.

5.                                      Anti-Dilution Provisions.

(a)                                  Subject to the provisions of paragraph 5(b) below, if at any time or from time to time prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation or the like, then and as often as the same shall occur, the kind and number of Shares subject to the Option, or the purchase price per Share, or both, shall be adjusted by the Board in such manner as it may deem appropriate and equitable, the determination of the Board shall be binding and conclusive.  Failure of the Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

(b)                                 The Board shall have the right to engage a firm of independent certified public accountants, which may be the Company’s regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall, in the absence of a determination by the Board be conclusive and binding.

6.                                       Notices.    All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery against receipt, or (ii) first class registered or certified mail, return receipt requested.  Any such communication shall be deemed to have been given on the date of receipt in the manner specified in clause (i) of the preceding sentence and on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence.  All such communications to the Company shall be addressed to it, to the attention of its Secretary at its then principal office and to the Optionee at the address set forth above or such other address as may be designated by like notice hereunder.

7.                                       Miscellaneous.              This Agreement cannot be changed except in writing signed by the party to be charged.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.  The Option has been granted pursuant to the Company’s 2002 Stock Option Plan.  This Agreement is in all respects subject to the terms and conditions of said Plan.  The Option is a Non-Qualified Stock Option.  Optionee shall execute this Agreement and return it to the Company within thirty (30) days after the mailing or delivery by the Company of this Agreement.  If Optionee shall fail to execute and return this Agreement within said thirty (30) day period, the Option shall automatically terminate.  The section headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

HENRY BROS. ELECTRONICS, INC.		OPTIONEE:

By:		By:
Brian Reach
Secretary

STOCK OPTION AGREEMENT

(Employee)

Henry Bros. Electronics, Inc., a Delaware corporation (“Company”), as of                   hereby grants to               (“Optionee”), having an address at                                 to provide an incentive to contribute to the further growth of the Company, an option (“Option”) to purchase all or part of an aggregate of                     (“Shares”) of the Company’s Common Stock, par value $.01 per share (“Common Stock”), on the terms and conditions hereinafter set forth:

1.                                       Purchase Price.        The purchase price for the Shares shall be             per Share, said price being the fair market value for the Common Stock of the Company on the date immediately prior to the date the Option was granted, subject to adjustment as provided in Section 5 below.

2.                                      Term of Option; Exercise.

(a)                                  The Option shall terminate on November 8, 2011, unless earlier terminated in accordance with the terms hereof.  The Option shall be exercisable in whole or in part, as determined by the Optionee, in accordance with paragraph (b) of this Section.

(b)                                 The Option is exercisable to the extent of         Shares on               and an additional                 Shares on each of              , and                    .  The Option or appropriate portion thereof shall be exercised by fifteen (15) days’ written notice to the Secretary or Treasurer of the Company at its then principal office.  The notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares, provided, however, that Optionee at his or her discretion may, in lieu of cash payment to the Company, (i) deliver Common Stock of the Company already owned by Optionee free and clear of any lien thereof or affecting title thereto, valued at fair market value on the date of delivery, as payment of the purchase price for such Shares provided such delivered shares have been held by Optionee for at least six months prior to exercise, or were not acquired directly or indirectly from the Company or (ii) instruct a broker to notify the Company of the Optionee’s exercise and sell stock to cover the exercise price and tax withholding.

(c)                                  The purchase price shall be payable in United States dollars, and may be paid in cash or by certified check on a United States bank or by other means acceptable to the Company including, but not limited to, those listed herein.  In no event shall the Company be required to issue any Shares (i) until counsel for the Company determines that the Company has complied with all applicable securities or other laws and/or all requirements of any national securities exchange or Nasdaq on which the Common Stock may then be listed, and (ii) unless Optionee reimburses the Company for any tax withholding required and supplies the Company with such information and data as the Company may deem necessary.

(d)                                 As used herein, the term “fair market value” shall mean the last sale price of the Common Stock on the American Stock Exchange (the “AMEX”) on the last day on which the Company’s shares of Common Stock were traded immediately preceding (i) the date of delivery, in the case of delivery of Common Stock already owned by the Optionee as payment for the exercise of the Option, or (ii) the date the stock certificate(s) evidencing the Shares as to which the Option is being exercised is received by the Company, in the case of Optionee’s request that the Company withhold, from the number of Shares obtained upon the exercise of the Option, that number of Shares having an aggregate fair market value equal to the purchase price for the number of Shares as to which the Option is being exercised. The “last sale price” shall be that reported by the AMEX or AMEX’s successor, or if not reported on AMEX, the fair market value of such Common Stock as determined by the Company’s Compensation Committee or Board of Directors in good faith based on all relevant factors.

(e)                                  Optionee shall not, by virtue of the granting of the Option, be entitled to any rights of a shareholder in the Company and shall not be considered a record holder of any Shares purchased by him until the date on which he shall actually be recorded as the holder of such Shares upon the stock records of the Company.  The Company shall not be required to issue any fractional Shares upon exercise of the Option and shall not be required to pay to the Optionee the cash equivalent of any fractional Share interest.

3.                                       Restrictions on Transfer.

(a)                                  No Option shall be transferred by the Optionee otherwise than by will or by the laws of decent and distribution.  During the lifetime of the Optionee, the Option or appropriate portion thereof shall be exercisable only by Optionee or by Optionee’s legal representative.

(b)                                 In the event that the Optionee ceases to be employed by the Company at any time for any reason (excluding termination for cause, disability or death), the Option and all rights thereunder shall be exercisable by the Optionee at any time within thirty days thereafter, but in no event later than the termination date of the Option specified in Section 2(a).  The right of the Optionee to exercise the Option or any portion of the Option, shall apply only to that portion of the Option which has accrued in accordance with Section 2(b) of this Agreement and which Optionee is entitled to exercise as of the date of termination.

(c)                                  In the event Optionee’s employment is terminated for cause, the Option and all rights thereunder shall terminate at 5:00 p.m. on the date of termination of employment.  The right of Optionee to exercise the Option or any portion of the Option shall apply only to that portion of the Option which has accrued in accordance with Section 2(b) of this Agreement and which Optionee is entitled to exercise as of the date of termination for cause.  For purposes of this Agreement termination “for cause” shall include the occurrence of any of the following acts or events by or relating to Optionee: (i) habitual insobriety of Optionee while performing his duties for the Company; (ii) theft or embezzlement from Company or any other material acts of dishonesty; (iii) repeated insubordination respecting reasonable orders or directions of Company’s President, which remains uncured for more than twenty (20) days after written notice thereof by Company to Optionee; (iv) conviction of a crime (other than traffic violations and minor misdemeanors) or (v) any material breach of any of Optionee’s obligations under Optionee’s employment agreement with the Company if any such agreement is then in effect.

(d)                                 In the event Optionee’s employment is terminated due to the Optionee’s permanent and total disability (within the meaning of Section 105(d) (4), or any successor section, of the Internal Revenue Code of 1986, as amended), the Option shall be exercisable by the Optionee (or his or her legal representative) at any time within six months of the termination of Optionee’s employment, but in no event later than the termination date of the Option specified in Section 2(a).  The right of the Optionee to exercise the Option or any portion of the Option, shall apply only to that portion of the Option which has accrued in accordance with Section 2(b) of this Agreement and which Optionee is entitled to exercise as of the date of termination.

(e)                                  If the Optionee shall die while serving as an employee of the Company the Option may be exercised by Optionee’s designated beneficiary or beneficiaries (or if none have been effectively designated, by Optionee’s executor, administrator or the person to whom Optionee’s rights under the Option shall pass by Optionee’s will or by the laws of descent and distribution) at any time within six months after the date of Optionee’s death but not later than the termination date of the Option specified in Section 2(a).  The right of the Optionee’s beneficiary or legal representative to exercise the Option or any portion of the Option, shall apply only to that portion of the Option which has accrued in accordance with Section 2(b) of this Agreement and which Optionee was entitled to exercise as of the date of death.

4.                                      Securities Act Matters.

(a)                                  Optionee shall not at any time transfer or dispose of any Shares except pursuant to either (i) a registration statement under the Act which registration statement has become effective as to the Shares being sold or (ii) a specific exemption from registration under the Act, but only after Optionee has first obtained either a “no-action” letter from the SEC, following full and adequate disclosure of all facts relating to such proposed transfer, or a favorable opinion from and acceptable to counsel to the Company that the proposed transfer or other disposition complies with and is not in violation of the Act or any applicable state “blue sky” or securities laws.

5.                                      Anti-Dilution Provisions.

(a)                                  Subject to the provisions of paragraph 5(b) below, if at any time or from time to time prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation or the like, then and as often as the same shall occur, the kind and number of Shares subject to the Option, or the purchase price per Share, or both, shall be adjusted by the Board of Directors of the Company (“Board”) in such manner as it may deem appropriate and equitable, the determination of the Board shall be binding and conclusive.  Failure of the Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

(b)                                 The Board shall have the right to engage a firm of independent certified public accountants, which may be the Company’s regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall, in the absence of a determination by the Board be conclusive and binding.

6.                                       Notices.    All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery against receipt, or (ii) first class registered or certified mail, return receipt requested.  Any such communication shall be deemed to have been given on the date of receipt in the manner specified in clause (i) of the preceding sentence and on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence.  All such communications to the Company shall be addressed to it, to the attention of its Secretary at its then principal office and to the Optionee at the address set forth above or such other address as may be designated by like notice hereunder.

7.                                       Miscellaneous.              This Agreement cannot be changed except in writing signed by the party to be charged.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.  The Option has been granted pursuant to the Company’s 2002 Stock Option Plan.  This Agreement is in all respects subject to the terms and conditions of said Plan.  The Option is an Incentive Stock Option, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.  Optionee shall execute this Agreement and return it to the Company within thirty (30) days after the mailing or delivery by the Company of this Agreement.  If Optionee shall fail to execute and return this Agreement within said thirty (30) day period, the Option shall automatically terminate.  The section headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

Henry Bros. Electronics, Inc.		Optionee:

By		By
Secretary